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                                                               EXHIBIT 10.32.3



                             FIFTH AMENDMENT TO THE
                           WESTERN DIGITAL CORPORATION
                   RETIREMENT SAVINGS AND PROFIT SHARING PLAN


        This Fifth Amendment (the "Amendment") to the Western Digital Corporation Retirement Savings and Profit Sharing Plan (the "Plan") is made this 13th day of November 1997 by Western Digital Corporation (the "Company"), the sponsoring employer of the Plan.

        WHEREAS, the terms of the Plan are set forth in an amended and restated Plan document, dated June 23, 1995, as thereafter amended by the First Amendment dated June 30, 1995, by the Second Amendment dated March 27, 1996, by the Third Amendment dated January 9, 1997 and by the Fourth Amendment dated March 20, 1997; and

        WHEREAS, the Company has reserved the right to amend the Plan by action of its Board of Directors; and

        WHEREAS, it is deemed desirable to amend the Plan in certain respects;

        NOW, THEREFORE, the Plan is amended as follows:

        1. Section 2.14 "Eligible Employee" shall be amended to read in its entirety as follows:

        2.14 ELIGIBLE EMPLOYEE

                  2.14.1 "Eligible Employee" shall mean any Employee of an Employer who is paid from the Employer's United States payroll, except as provided in Subsection
                           2.14.2 below.

                  2.14.2 The term "Eligible Employee" shall not include any person in one or more of the following categories:

                           2.14.2.1 Any person who is covered by a collective
                                    bargaining agreement to which an Employer is a party, unless the collective bargaining agreement provides for coverage under this Plan.

                           2.14.2.2 Any non-resident alien who receives no
                                    earned income (within the meaning of Code
                                    Section 911(d)(2)) from Employer that
                                    constitutes income from sources within the United States (within the meaning of Code
                                    Section 861(a)(3)).

                           2.14.2.3 Any person who is a "leased employee" within
                                    the meaning of Code Section 414(n).


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                           2.14.2.4 Any person who is an "employee" within the
                                    meaning of Code Section 401(c)(3).

                           2.14.2.5 Any person who is recorded on the books and
                                    records of an Employer or an Affiliated
                                    Company as an independent contractor or
                                    consultant, a worker provided by a temporary staffing agency, a temporary employee, or an individual with respect to whom a written agreement governing the relationship between such person and an Employer or Affiliated Company provides in substance that such person shall not be an Eligible Employee hereunder.

                  2.14.3 The preceding provisions of this Section 2.14 shall be given effect notwithstanding any classification or reclassification of a person as an employee or common law employee of an Employer or Affiliated Company or as a member of any other category of person not excluded under the preceding provisions of this
                           Section 2.14 by reason of action taken by any tax, or other governmental authority. In the event that a person rendering services to an Employer or to an Affiliated Company in an excluded category is classified or reclassified by reason of action taken by any tax, or other governmental authority, or by an Employer or Affiliated Company, such individual shall continue to be excluded under this Plan unless specifically included hereunder by the terms of an amendment to this Plan or by the terms of a written instrument executed by such person and an Employer.

                  2.14.4 The categories of excluded persons described above in this Section 2.14 are not mutually exclusive, it being contemplated that certain categories described above may include persons in one or more other categories, with the result that an individual may be excluded under more than one category set forth herein.

         This Amendment shall be effective as of June 23, 1995.

         2. Section 2.15 "Employee" shall be amended to read in its entirety as follows:

         2.15 EMPLOYEE

                  2.15.1 "Employee" shall mean each person currently employed in any capacity by an Employer or Affiliated Company, any portion of whose Compensation paid by an Employer or an Affiliated Company is subject to withholding

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The Western Digital Corporation
Retirement Savings and Profit Sharing Plan
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                           of income tax and/or for whom Social Security
                           contributions are made by an Employer or an Affiliated Company.

                  2.15.2 "Employee" shall include a person deemed to be employed by an Employer or an Affiliated Company, pursuant to Code Section 414(n). Notwithstanding the foregoing, if such leased employees constitute less than twenty percent (20%) of the Company's non-highly compensated work force within the meaning of Section 414(n)(5)(C)(ii) of the Code, the term "Employee" shall not include those leased employees covered by a plan described in Section 414(n)(5) of the Code unless otherwise provided by the terms of the Plan.

                  2.15.3 Although Eligible Employees are the only class of individuals eligible to participate in this Plan, the term "Employee" is used to refer to persons employed in a non-eligible Employee capacity as well as Eligible Employee category. Thus, those provisions of this Plan that are not limited to Eligible Employees, such as those relating to certain service computation rules, apply to both Eligible and non-Eligible Employees.

         This Amendment shall be effective as of June 23, 1995.

         IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer on this 13th day of November 1997.

                                       WESTERN DIGITAL CORPORATION



                                       By: ____________________________________
                                           Michael A. Cornelius
                                           Vice President, Law & Administration,
                                           Secretary


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